UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2015

PIVOT PHARMACEUTICALS INC.
(Exact name of registrant as specified in its charter)

British Columbia	333-161157	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1275 West 6th Avenue, Vancouver, British Columbia, Canada	V6H 1A6
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (604) 805-7783

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

Plan of Merger and Acquisition Agreement

On November 20, 2015, we completed the acquisition of IndUS Pharmaceuticals, Inc. ("IndUS"), a Delaware corporation, pursuant to an Agreement and Plan of Merger and Acquisition Agreement dated as of November 4, 2015 among Pivot Pharmaceuticals Inc. ("Pivot"), Pivot Pharma U.S. Inc., a wholly owned subsidiary of Pivot, IndUS and Sindu Research Laboratories Svt. Ptd. As consideration for the purchase, we will issue 4,750,000 shares of our common stock, of which 4,512,500 shares of our common stock will be issued immediately and 237,500 shares of our common stock will be held as a contingency pertaining to the liabilities of IndUS which will be assumed by Pivot.

IndUS is a United States-India cross-border pharmaceutical company conducting research and development activities for advancing novel therapeutics in the areas of oncology, infectious diseases and diabetes.

Item 3.02 Unregistered Sales of Equity Securities

Effective November 23, 2015, we issued 4,512,500 shares of common stock to Clear Trust LLC, as nominee for the shareholders of IndUS, as consideration for the shares of IndUS acquired from such shareholders of IndUS. We relied on Regulation D and/or Section 4(2) of the Securities Act of 1933.

Item 5.02 Appointment of Certain Officers and Directors; Departure of Certain Officers and Directors

On November 20, 2015, we appointed Dr. Pravin Chaturvedi as our new Chief Executive Officer and Director. Also on the same date, we accepted the resignation of Dr. Ahmad Doroudian as interim Chief Executive Officer. Dr. Doroudian will remain as Chairman of the board.

Dr. Pravin R. Chaturvedi

Dr. Chaturvedi is the Founder and Chairman of Boston-based IndUS Pharmaceuticals, Inc., a co-founder of Florida-based Oceanyx Pharmaceuticals and also serves as the Chief Executive Officer of both these organizations. He also serves as the Chief Scientific Officer of San Francisco-based Napo Pharmaceuticals. Previously, he has served as the President and Chief Executive Officer of Boston-based Scion Pharmaceuticals. Dr. Chaturvedi serves on the boards of IndUS, Oceanyx, FuelEd Schools, Cellanyx, PRADAN USA and Sindu Research Laboratories. He has previously served on the Boards of Scion Pharmaceuticals and TiE Boston. He also serves as an advisory board member to our company, TFC Biosciences and Springboard Enterprises and is the Chair of the Research Advisory Council for the Health Sciences Center of West Virginia University. He is an adjunct faculty member at Georgetown Medical School.

Over his 25+ year career, Dr. Chaturvedi has participated or led the discovery and/or development activities for several new chemical entities (NCEs), culminating in the successful development and commercialization of several new drugs that are currently marketed by various companies. Prior to his roles at IndUS, Oceanyx, Napo and Scion Pharmaceuticals, Dr. Chaturvedi, spent several years at Vertex Pharmaceuticals as the Head of Lead Evaluation. Prior to Vertex, he was in the preclinical group at Alkermes and he started his R&D career in the Product Development group at Parke-Davis/WarnerLambert Company (now Pfizer). Dr. Chaturvedi holds a Ph.D. in Pharmaceutical Sciences from West Virginia University and a Bachelor's in Pharmacy from the University of Bombay.

Item 9.01 Financial Statements and Exhibits

10.1	Plan of Merger and Acquisition Agreement between our company and IndUS Pharmaceuticals, Inc., dated November 4, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIVOT PHARMACEUTICALS INC.

Date: November 23, 2015	By:	/s/ Ahmad Doroudian
Ahmad Doroudian
Chairman